EXHIBIT 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

Property Management Executive

This Executive Employment Agreement ("Agreement") is entered into as of 3-3-2026, by and between Global Asset Management Group, Inc. ("GAMG"), and Michael Taylor (the "Executive").

The parties acknowledge that Executive is concurrently contributing certain real estate assets to GAMG pursuant to a separate equity exchange transaction, and that the long-term nature of this Agreement is intended to align Executive’s interests with the long-term growth and value creation objectives of GAMG.

1. Position and Duties

1.1 Title. Executive shall serve as an Owner’s Representative for GAMG.

1.2 Duties. Executive shall oversee the growth and expansion of AMT Management LLC (the "Company"), a property management company and wholly owned subsidiary of GAMG, for the purpose of managing GAMG’s Washington DC Area multi-family real estate assets. This shall include the hiring and overseeing of appropriate management and personnel who will oversee day-to-day property management operations. Executive shall report to the President of GAMG or such other officer as designated by the Board.

1.3 Standard of Performance. Executive shall perform duties in good faith, with reasonable care, and in the best interests of the Company and GAMG.

2. Term of Employment

2.1 Initial Term. The initial term shall be five (5) years commencing on the effective date.

2.2 Renewal. Following the initial term, this Agreement shall automatically renew for successive two (2) year terms, up to a maximum aggregate term of fifteen (15) years, unless either party provides written notice of non-renewal at least ninety (90) days prior to the expiration of the then-current term. Any renewal beyond fifteen (15) years shall require express approval of the GAMG Board of Directors.

3. Compensation

3.1 Base Compensation shall be $150,000 per year for up to 500 units under management (“UUM”). The salary increases by $30,000 for every additional 100 UUM, not to exceed $375,000 without express written approval of the GAMG Board of Directors.

Compensation shall be paid solely in the form of Non-Qualified Stock Options ("NQSOs") to acquire shares of GAMG common stock issued pursuant to GAMG’s Form S-8 registered equity incentive plan.

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The number of NQSOs granted and the exercise price shall be based on the thirty (30) trading-day volume-weighted average price (VWAP) of GAMG common stock immediately preceding the grant date.

4. Equity Incentives

Equity incentives may be granted at the sole discretion of the GAMG Board and are not guaranteed.

5. Benefits and Expenses

Executive shall receive standard senior management benefits and reimbursement of reasonable business expenses in accordance with Company policy.

6. Termination

6.1 Termination for Cause. The Company may terminate immediately for Cause, with no severance. Cause shall be defined as illegal acts and gross negligence. No severance shall be payable if termination occurs within ninety (90) days following a material breach by the Executive.

6.2 Termination Without Cause. In the event of termination without Cause, Executive shall be entitled to a severance award payable solely in the form of NQSOs issued under GAMG’s Form S-8 plan.

The severance amount shall equal the lesser of (i) three times the Executive’s current annual compensation, or (ii) the equivalent of $750,000 in NSQOs valued using the thirty (30) trading-day VWAP immediately preceding the grant date.

Severance NQSOs shall vest ratably over twelve (12) months following termination.

6.3 Voluntary Resignation. Executive may resign with 60 days’ notice. No severance payable.

7. Change in Control

No automatic vesting or severance shall occur unless approved by the Board.

8. Restrictive Covenants

8.1 Confidentiality. Executive shall maintain confidentiality during and after employment.

8.2 Non-Competition. Six (6) months post-termination, limited to jurisdictions where the Company operates excluding the Washington DC metro area.

8.3 Non-Solicitation. Twelve (12) months post-termination.

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9.  Intellectual Property

All work product created during employment shall be the exclusive property of the Company and GAMG.

10.  Dispute Resolution

Any dispute shall be resolved by binding arbitration in Maryland.

11.  Governing Law

This Agreement shall be governed by the laws of the State of Maryland.

12.  Entire Agreement

This Agreement supersedes all prior agreements and may be amended only by written Board-approved agreement.

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SIGNATURES

AMT Management LLC

By:	/s/ Michael Taylor
Name:
Title:

Michael Taylor
/s/ Michael Taylor

Global Asset Management Group, Inc.

/s/ John Murray
John Murray
President

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